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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934
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      Date of Report (Date of earliest event reported): January 19, 2007

                                VOYAGER PETROLEUM, INC.
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             (Exact name of registrant as specified in its charter)

                                     NEVADA
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                 (State or other jurisdiction of incorporation)

           0-32737                                       88-049002272
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   (Commission File Number)                    (IRS Employer Identification No.)

                   16 East Hinsdale Avenue, Hinsdale, IL 60521
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               Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (630) 325-7130



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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
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(a) Voyager Petroleum, Inc. ("Voyager") entered into a Purchase and Sale
Agreement with Deacon Enterprises, Inc. ("Deacon"), a Michigan corporation, for the purchase of a refinery located in Detroit, Michigan which became effective on January 19, 2006 upon the release of signatures from escrow. Voyager also executed a sublease for pre-occupancy possession with the current tenant, D.A.Stuart ("Stuart"). The 20,000 square foot facility which will be used to process reclaimed used oil for use in lubricant oil products which will be sold to the automotive and industrial after-markets sits on 3.5 acres of land and consists of a warehouse, a processing facility and offices with on-site railroad and truck access. The plant houses 22 outside storage tanks and 32 inside storage tanks for a total storage capacity of 718,000 gallons.

The total purchase price of $750,000, less a $35,000 deposit held in escrow, is to be paid at closing which shall occur on or before the earlier of six months from the execution of the agreement, ten business days after expiration of a ninety day inspection period or sooner at Voyager's election. Under the terms of the agreement, Deacon shall provide a commitment for title insurance for $750,000 by February 9, 2007. Voyager has ten business days after receipt of the title commitment or sixty days after the effective date to approve or object to the condition of title. If Voyager objects, then the Company may either terminate the agreement and receive back the deposit or give Deacon thirty business days to remedy the title or to obtain title insurance. In addition to customary closing conditions, Voyager is obligated to obtain, at its own cost, a category S baseline environmental assessment (BEA) and due care plan before closing or within six months after the effective date which is to be filed with the Michigan Department of Environmental Quality. A BEA establishes the environmental condition of the property and pursuant to Michigan law must be completed within forty-five days of occupancy and, if not completed within that time frame, would subject Voyager to liability for any pre-existing conditions.

The agreement includes a ninety day inspection period to evaluate the property and perform the BEA. An additional $20,000 escrow payment is required for a thirty day extension only if the request is based on environmental matters. At the end of the ninety day inspection period, Voyager may terminate the agreement at its option and obtain return of its deposit. If Voyager terminates within the extension of the inspection period, then the deposit will only be returned if the reason for the delay is related to environmental matters. After the inspection period and any extension thereof, Voyager waives its rights to terminate the agreement and any monies held in escrow become non-refundable or applied to the purchase price at closing. Voyager may assign the agreement to a wholly owned subsidiary without written consent.

As a condition to the agreement Deacon and Stuart entered into a written agreement on January 22, 2007 which (a) approves the purchase by Voyager, b) terminates and releases all rights to lease and purchase the property by Stuart upon purchase by Voyager and (c) provides for the vacation of the property by Stuart in accordance with terms of the master lease including the preparation of a BEA upon leaving.

As a further condition to the agreement, Voyager entered into a sublease with Stuart which became effective January 19, 2007 with a lease term which begins on February 1, 2007 and ends on the earlier of August 1, 2007, the closing of the purchase of the refinery with Deacon or termination of the purchase agreement without a closing subject to the earlier termination of the master lease. The base rent is $4,000 per month plus utilities, repairs, maintenance, taxes and assessments during the lease term. Voyager is responsible for fire, extended coverage, broad form, flood, rent, public liability and property damage insurance. The property is to be taken in an "as is" condition. The sublease may not be assigned and may be terminated upon nonpayment of rent after five days written notice to cure. Within thirty days thereafter, Voyager would have to vacate the premises. Late payments are subject to charges of 5% of rent due plus a 2% per annum amount in excess of the prime rate of interest. If Voyager defaults in the performance of any non-monetary term of the sublease after thirty days notice to cure, except for hazardous conditions which shall be cured immediately, then Stuart may terminate the sublease agreement and Voyager shall surrender possession immediately. The sublease may also be terminated if Voyager causes a default under the master lease. Upon default, Voyager agrees to indemnify Stuart for all costs it is liable to pay under the master lease and shall remove all of Voyager's property from the facility in which case Voyager shall be subject to all obligations including the payment of rent for the term of the lease, provided however that upon reletting by Tenant, Voyager would only be responsible for deficiency in charges. Under the sublease, Voyager agrees to indemnify Stuart for all claims, damages, and costs in the conduct or management of Voyager's business, the breach or default of the sublease or from any act, omission or negligence of its invitees, employees and agents including environmental contamination. The sublease may not be assigned.


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ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
           OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
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See Item 1.01 above.

Item 9.01  Financial Statements and Exhibits
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(d) Exhibits

10.1 Purchase and Sale Agreement between Deacon Enterprises, Inc. and Voyager Petroleum, Inc. effective January 19, 2007

10.2 Sublease Agreement between D.A.Stuart Company and Voyager Petroleum, Inc. effective January 19, 2007

10.3 Side Letter Agreement between D.A.Stuart Company and Voyager Petroleum, Inc. dated January 17, 2007


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 24, 2007            VOYAGER PETROLEUM,INC.

                                   By: /s/ Sebastien C. DuFort
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                                   President


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